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                                                                    EXHIBIT 11.1

                      HEALTH MANAGEMENT ASSOCIATES, INC.
               STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
                     (In thousands, except per share data)


                                               Year ended September 30,
                                              --------------------------
                                                1997     1996     1995
                                              -------- -------- --------


Net income................................... $108,322 $ 84,086 $ 63,331
                                              ======== ======== ========


                  PRIMARY
                  -------


Weighted average number of common shares
 outstanding during the period...............  160,979  157,796  155,409

Exercise of options net of assumed purchase
 of treasury shares with proceeds therefrom..    6,819    7,878    6,717
                                              -------- -------- --------

Weighted average number of common shares
 outstanding during the period, as adjusted..  167,798  165,674  162,126
                                              ======== ======== ========


Net income per share......................... $    .65 $    .51 $    .39
                                              ======== ======== ========

              FULLY DILUTED
              -------------

Weighted average number of common shares
 outstanding during the period...............  160,979  157,796  155,409

Exercise of options net of assumed purchase
 of treasury shares with proceeds therefrom..    7,564    8,783    7,491
                                              -------- -------- --------

Weighted average number of common shares
 outstanding during the period, as adjusted..  168,543  166,579  162,900
                                              ======== ======== ========


Net income per share......................... $    .64 $    .50 $    .39
                                              ======== ======== ========


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